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                                                                    EXHIBIT 10-T

Mr. William J. Razzouk
Page 1




September 5, 1996

Mr. William J. Razzouk
c/o Rossie, Luckett, Parker & Laughlin
675 Oakleaf Office Lane
Memphis, TN  38117-4863

Dear Bill:

This letter, when signed by you and us, shall confirm and constitute the agreement between you and Advanta Information, Inc. (the "Company") relating to your employment with the Company as follows:

1. Title and Duties. Your title will be Chief Executive Officer and Director of the Company. In that capacity you will perform such senior executive duties on a full-time basis consistent with your position as the Board of Directors of the Company reasonably determines, including oversight of the business and operations of the Company. Advanta Corp. ("Advanta") hereby agrees to vote or cause to be voted all shares of common stock of the Company beneficially owned by Advanta and/or its affiliates in favor of your election to the Board of Directors of Advanta Information, Inc., during the term of your employment with the Company.

2. Start Date. Your employment will commence on or about October 1, 1996.

3. Base Salary. Your base salary in this position will be not less than $475,000 annually, payable in periodic installments in accordance with the Company's regular payroll practices in effect from time to time (but no less frequently than monthly). The Board shall have the discretion to review your Base Salary periodically.

4. Annual Bonus. You shall be eligible to participate in Advanta's Management Incentive Plan (AMIP). Your target bonus will be 75% of your Base Salary each year. Your AMIP bonus for the portion of the year in 1996 during which you are employed shall be prorated based on the number of days you are employed, provided that your bonus for this period shall be calculated on the basis of an annual minimum of $525,000, also prorated based on the number of days you are employed in 1996. Your minimum AMIP bonus for 1997 attributable to the number of days worked by you in 1997 up to the completion of your first year of employment shall be calculated on the basis of an annual minimum of





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Mr. William J. Razzouk
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         $525,000, prorated based on the number of days you are employed in
1997 prior to the completion of your first year of employment.

5.       Advanta Restricted Stock Award.

         (a) Upon commencement of your employment with the Company, Advanta will grant and convey to you one hundred thousand (100,000) shares of Class B restricted stock (the "Bonus Shares"). The Bonus Shares shall vest (i.e., become free of restrictions) at the rate of twenty-five thousand (25,000) shares on each of the first four anniversaries of the date of your employment, provided you are still employed by the Company on the anniversary date. You will receive non-preferential cash dividends (so long as Advanta is paying dividends on Class B Shares) on all of the Bonus Shares both before and after they vest. While any Bonus Shares remain restricted, the restricted Bonus Shares (and any securities received as a dividend or distribution with respect to such restricted Bonus Shares) may not be sold, transferred, pledged or hypothecated by you (other than to a family member or family trust to facilitate your estate planning goals, in which case such restrictions will apply to the Bonus Shares held by such family member or family trust). While Bonus Shares remain restricted, the stock certificates for such shares shall be held by Advanta, and copies thereof shall be delivered to you (as is our practice with respect to all restricted shares under the AMIP bonus plan). Such restricted shares shall bear a restrictive legend indicating that they are subject to the restrictions described above and, in certain circumstances (as more fully set forth below) to forfeiture and return to Advanta without the payment to you of any consideration therefor. As Bonus Shares vest, certificates for the vested shares (and for any securities received as a dividend or distribution with respect thereto), free of the restrictive legend described in the preceding sentences shall be delivered to you. Upon the Company's termination of your employment for any reason other than "Cause" as defined below prior to your having become vested in the first 50,000 cumulative shares, there will be accelerated vesting of your Bonus Shares to the extent necessary to provide you with a cumulative total of 50,000 class B vested shares. In the event you terminate your employment, or we terminate your employment for "Cause", any Bonus Shares which have not at that time already vested shall be forfeited by you and returned to Advanta without payment of any consideration. In the event of your death or the termination of your employment due to Disability occurring at any time while you are employed by the Company, a percentage equal to the product of 25% and the number of complete years of service with the Company prior to such termination of all unvested restricted stock conveyed to you pursuant to this paragraph 5 will immediately vest, except that in the event of your death or Disability in the first year of your employment you shall be deemed to have completed one year of service





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Mr. William J. Razzouk
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                 for purposes of this computation.  For purposes of this
                 agreement, a Disability shall mean any physical or mental condition which in the Company's judgment makes you unable to perform your essential duties hereunder, with or without reasonable accommodation. Except in the event of a termination for Cause, it is specifically understood that the Bonus Shares shall vest without regard to your personal performance or the performance of the Company during the term of your services.

         (b) In the event of a change of control of Advanta, all of your Bonus Shares shall immediately vest. For purposes of this agreement, a change in control of Advanta shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of Advanta (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which Advanta will be dissolved or liquidated, or (ii) the date the stockholders of Advanta (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of Advanta (other than to an affiliate of Advanta), or (iii) the date the stockholders of Advanta (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate Advanta with or into such other corporation, other than, in either case, a merger or consolidation of Advanta in which holders of shares of Advanta's Class A Common Stock immediately prior to the merger or consolidation will have, directly or indirectly, at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Class A Common Stock of Advanta immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) Advanta or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Advanta or any of its subsidiaries or (B) any person who, on the date of this agreement, shall have been the beneficial owner of or have voting control over shares of Common Stock of Advanta possessing more than twenty-five percent (25%) of the aggregate voting power of Advanta's Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty five percent (25%) of the outstanding shares of Advanta's Class A Common Stock or (v) the first day after the date of this agreement when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2)





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Mr. William J. Razzouk
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                 years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

6.       Advanta Information, Inc. Stock Award.

         (a) Simultaneously with the commencement of your employment, the Company will sell to you, for a purchase price of $0.01 per share, a number of shares of common stock of the Company which currently represents 6% of the outstanding shares of common stock on an after-issued, fully diluted basis. If the Company issues any shares of its common stock or options or other securities exercisable for or convertible into shares of its common stock after the date of this agreement and prior to the date that a registration statement on Form S-1 (or a successor form) with respect to shares of common stock of the Company has been declared effective ("IPO") under the Securities Act of 1933, as amended ("Securities Act"), such issuance will not dilute your fully diluted equity interest in the Company at that time in respect of the shares issued to you hereunder, and the avoidance of dilution will be effected without the issuance of additional shares to you. You shall have the right to vote the shares and to receive dividends, if any, declared with respect to the shares. However, shares which have not vested in accordance with the vesting schedule set forth below may not be transferred, encumbered or sold by you.

          (b) On the day before each yearly anniversary of the commencement of your employment with the Company, twenty five percent (25%) of the shares of common stock of the Company issued to you pursuant to paragraph (a) above shall vest, provided that you are employed by the Company on such date. In the event of (i) an IPO, (ii) a sale by the Company of all or substantially all of the assets of the Company or by Advanta of all or substantially all of its equity ownership of the Company to an entity not affiliated with Advanta, (iii) a change in control of Advanta or the Company (as defined in paragraph 5(b) as to Advanta and, as to the Company, applying the same definition, with "the Company" substituted for "Advanta" wherever it appears), or (iv) a termination of your employment by the Company other than for Cause (as defined in paragraph 9), all of your shares shall immediately vest. In addition, upon termination of your employment with the Company due to your death or Disability (as defined in paragraph 5(a)) occurring at any time while you are employed by the Company after the first anniversary of the commencement of your employment with the Company, a percentage equal to the product of 25% and the number of complete years of service with the Company prior to such termination of all unvested stock





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Mr. William J. Razzouk
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                 purchased by you pursuant to this paragraph 6 will immediately vest. Except as set forth in the immediately preceding sentence, any shares which have not vested prior to the termination of your employment with the Company for any reason shall no longer be eligible for vesting and shall be repurchased by the Company for $0.01 per share. Upon tender of the purchase price by the Company, the purchase of such shares shall be deemed to have been consummated. You agree to take all actions as may be reasonably necessary to effect the transfer of such shares to the Company upon the tender of the purchase price therefor.

         (c) The parties acknowledge and agree that Advanta will receive $1.00 nominal value of a preferred stock of the Company for each dollar invested in the Company (although the preferred stock shall be issued with a nominal value of $1,000 per share). It is further agreed that if Great Expectations International, Inc. (or its successor in interest) ("G/E") is acquired from Advanta Partners LP by Advanta or any of its subsidiaries, G/E will be included in the Company at its cost. The preferred stock shall be non-participating, non-voting and non-convertible and shall have a cumulative 8% cash dividend. Advanta will not seek to amend the certificate of designations of the preferred stock in respect of the conversion feature other than in connection with an IPO in which event Advanta could elect to convert the preferred stock into common stock of the Company at the IPO price.

                 The parties acknowledge and agree that Advanta's interpersonal relationship services businesses (other than G/E which is dealt with above) will be conducted by the Company and its subsidiaries, including future development of "Connections Calendar" which will be performed by the Company or a subsidiary of the Company, whether or not G/E is acquired from Advanta Partners LP.

         (d) At any time after an IPO and prior to the date that all of the shares of common stock of the Company which are owned by you may be sold at one time without registration under the Securities Act (whether pursuant to Rule 144 thereunder or otherwise), you shall have the right, subject to standard restrictions, to participate in any registered offering by the Company or selling stockholders (other than an offering registered on Form S-8 or a successor form) of shares of the Company's common stock. In addition, before any sale by Advanta and/or its affiliates in one or a series of related transactions of 10% or more of the Company's common stock to an unaffiliated party, you shall be given an opportunity to participate in such a sale on a proportionate basis with Advanta and/or its affiliates.





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Mr. William J. Razzouk
Page 6




         (e)     The parties acknowledge and agree that you intend to make a
                 Section 83(b) election under the Internal Revenue Code of 1986, as amended, with respect to the shares of Company common stock issued to you pursuant to the terms of this agreement and the Company hereby agrees to assist you in making such election to the extent reasonably requested by you.

7. Stock Options. After you have become vested in 50,000 of your Bonus Shares you shall become eligible to participate in the Advanta Corp. Stock Option Plan and to receive such grants as are made by the applicable committee of Advanta's Board on an annual basis.

8. Expense Reimbursement. The Company will pay for all of your reasonable and necessary business expenses in accordance with Advanta's expense reimbursement policies.

9. Term; Termination for Cause. Although you and we are entering into this agreement with the hope and expectation that this will be a multi-year partnership, either you or we may terminate your services at any time upon thirty (30) days prior written notice to the other, provided however that you may not voluntarily terminate your employment for any reason for one (1) year after your start date. We may, by notice to you, terminate your employment for "Cause" or without cause. As used herein, "Cause" shall mean: (a) your willful refusal or failure to perform a material and substantial part of your duties hereunder, it being understood that "Cause" shall not exist unless and until you have received written notice from us detailing the alleged willful refusal or failure, and you have been accorded at least thirty (30) days to cure; or (b) your commission of a felony, or of any act of fraud, inappropriation or criminal conduct involving or relating in any material way to the Company, or of personal dishonesty materially injurious to the Company. If we terminate your employment for "Cause," you shall be entitled to receive your Base Salary until the date of termination and your AMIP Bonus, pro-rated through the date of termination, which AMIP Bonus shall be subject to the discretion of the Board. This agreement shall terminate immediately in the event of your death, whereupon your estate shall be entitled to receive an amount equal to your salary and accrued benefits for any days which you spent in the employ of the Company prior to your death, together with the proceeds of all life insurance and any vested shares pursuant to this agreement.

10. Confidentiality Agreement. You agree to execute a Confidentiality and Non-competition Agreement in the form attached hereto as Exhibit A, the execution of which is in consideration of your employment by the Company.

11. Benefits; Relocation. The Company will provide you with such group life, health and disability plans and programs, if any, as are available generally to employees of Advanta, provided that the Company will at its expense and provided you are insurable, purchase a term life insurance policy providing a death benefit of





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Mr. William J. Razzouk
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         $1,000,000 for a beneficiary of your designation for as long as you are employed. You shall not be required to relocate to Pennsylvania until the second anniversary of your employment. If you do relocate sooner, you shall be entitled to a relocation bonus of $350,000 for each year earlier than the two-year period, prorated for each full month after you have completed your move. Prior to your relocation, your reasonable expenses in traveling to Horsham and staying here shall be reimbursed in accordance with Advanta's reimbursement policies.

12. Indemnification. During and after the term of your employment with the Company, you shall be entitled to the full indemnification benefits provided under the Company's by-laws which shall be substantially similar to those set forth in Article VII of Advanta's by-laws, a copy of which has been provided to you. Any permissive provision therein relating to rights of indemnification shall be deemed mandatory to the maximum extent permitted by law. If the Company fails to make any payments due to you under the terms of such indemnification, Advanta hereby agrees to promptly make payment thereof on behalf of the Company.

13.      Miscellaneous.

         (a) The Company may deduct and withhold from your compensation, and from any option or stock awards hereunder, any taxes required to be deducted or withheld under any applicable law.

         (b) The Company has the right to obtain key-man insurance on your life, at the Company's sole cost and expense. You agree to cooperate with the Company in obtaining any such insurance and to submit to the usual and customary medical and other examinations and to sign all requisite applications therefor.

         (c) You represent and warrant to the Company that there are no restrictions, agreements or understandings whatsoever to which you are a party that would prevent or make unlawful your execution or performance of this agreement.

         (d) You understand that the services to be rendered and the duties to be performed by you hereunder are of a special, unique and personal nature and that you may not assign your rights or delegate your obligations under this agreement.

         (e) You shall be considered an employee of the Company within the meaning of all federal, state, and local laws and regulations governing unemployment, insurance, workers' compensation, industrial accident, labor and taxes.
         (f) This agreement and the Confidentiality and Non-competition Agreement to be executed represent the entire understanding between the parties with





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Mr. William J. Razzouk
Page 8




                 respect to this relationship and supersede all prior oral and written agreements and negotiations relating to the subject matter of this agreement.

         (g) All clauses and covenants contained in this agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law or, if they are not susceptible to such limitation, this agreement shall be interpreted as if such invalid clauses or covenants were not contained herein.

         (h) This agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

         (i) All notice of any kind which either party may be required or may desire to serve upon the other party hereunder shall be in writing and sent by hand delivery or nationally recognized overnight courier service providing receipt of delivery, or by certified or registered mail, return receipt requested, postage prepaid. Notice to the Company shall be sent to the above address or any address, as may be provided hereafter.

         (j) Nothing in this agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another entity that assumes this agreement and all obligations of the Company hereunder, subject to your rights hereunder if such a transaction is consummated. Thereafter, the term "Company" shall mean such other entity and this agreement shall continue in full force and effect.





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Mr. William J. Razzouk
Page 9


Bill, assuming the foregoing accurately reflects our understanding, please indicate your acceptance of its terms below. We both agree that we intend to be legally bound by this agreement.


                                       Very truly yours,

                                       ADVANTA INFORMATION, INC.


                                       By: /s/
                                          -----------------------------


Accepted and agreed this
5th day of September 1996


ADVANTA CORP.


By: /s/
   -----------------------------------------

Accepted and agreed this
6th day of September 1996


/s/ WILLIAM J. RAZZOUK
-------------------------------------------
William J. Razzouk